Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 22, 2022, Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” and the "Company") closed on its previously announced merger with Cedar Realty Trust, Inc. (“Cedar”); thereby acquiring a 2.8 million square foot, 83% leased shopping center portfolio consisting of 19 properties located primarily in the Northeast from Virginia to Massachusetts (the “Cedar Portfolio”). The Cedar Portfolio was acquired from Cedar through the purchase of the issued and outstanding shares of Cedar’s common stock, par value $0.06 per share (“Cedar Common Stock”), and the issued and outstanding common units of Cedar OP held by persons other than Cedar for an aggregate of $130.0 million of cash merger consideration. Pursuant to the terms of the Merger Agreement, Cedar’s currently outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock, (collectively “Cedar Preferred”) remain outstanding and listed on the New York Stock Exchange.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2022 is presented as if the acquisition of the Cedar Portfolio was completed on June 30, 2022 and is accounted for as an asset acquisition. The Wheeler REIT column represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on August 9, 2022 with the Securities and Exchange Commission (“SEC”) as of the six months ended June 30, 2022. The transaction accounting adjustment column presents the purchase price allocation of the Cedar Portfolio and other related proforma adjustments.

The unaudited pro forma condensed consolidated statements of operations for the Company and Cedar Portfolio for the six months ended June 30, 2022 and the year ended December 31, 2021 give effect to the Company's acquisition of Cedar Portfolio as if it had occurred on the first day of the earliest period presented (January 1, 2021). The Wheeler REIT column for the six months ended June 30, 2022 represents the results of operations presented in the Company's Form 10-Q. The Wheeler REIT column for the year ended December 31, 2021 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on February 28, 2022. The Cedar Portfolio column includes the full year’s operating activity for the Cedar Portfolio for the year ended December 31, 2021 and six months' operating activity for the six months ended June 30, 2022, as the Cedar Portfolio was acquired subsequent to June 30, 2022 and therefore was not included in the Company’s historical financial statements. The transaction accounting adjustment columns present the purchase price allocation of the Cedar Portfolio and other related proforma adjustments.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Cedar Portfolio. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future. Differences between the preliminary estimates reflected in these unaudited pro forma consolidated financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma consolidated financial statements and the consolidated company’s future results of operations and financial position.

In management's opinion, all adjustments necessary to reflect the effects of the Cedar Portfolio acquisition have been made. These unaudited pro forma condensed consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on February 28, 2022 as part of the Company's Form 10-K for the year ended December 31, 2021 and on August 9, 2022 as part of the Company's Form 10-Q for the period ended June 30, 2022.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2022
(In thousands)

		Transaction Accounting Adjustments
	Wheeler REIT - Historical	Purchase Price Allocation		Pro Forma Condensed Consolidated
	(A)	(B)
ASSETS:
Investment properties, net	$383,153	$184,880		$568,033
Cash and cash equivalents	24,606	1,687	(E)	26,293
Restricted cash	21,946	—		21,946
Rents and other tenant receivables, net	8,447	2,771		11,218
Assets held for sale	419	—		419
Above market lease intangibles, net	1,933	1,756		3,689
Operating lease right-of-use assets	12,307	2,913		15,220
Deferred costs and other assets, net	14,439	29,302		43,741

Total Assets	$467,250	$223,309		$690,559

LIABILITIES:
Loans payable	$338,663	$126,193	(C)	$464,856
Liabilities associated with assets held for sale	—	—		—
Below market lease intangible, net	2,950	24,141		27,091
Derivative liabilities	6,653	—		6,653
Operating lease liabilities	12,956	3,549		16,505
Accounts payable, accrued expenses and other liabilities	12,207	4,581		16,788
Dividends payable	—	—		—

Total Liabilities	373,429	158,464		531,893

Series D cumulative convertible preferred stock	97,033	—		97,033

EQUITY:
Series A preferred stock	453	—		453
Series B convertible preferred stock	43,242	—		43,242
Common stock	98	—		98
Additional paid-in capital	234,947	—		234,947
Accumulated deficit	(283,267)	—		(283,267)
Noncontrolling interest	1,315	64,845	(D)	66,160

Total Equity	(3,212)	64,845		61,633

Total Liabilities and Equity	$467,250	$223,309		$690,559
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Balance Sheet
A.Reflects the unaudited condensed consolidated balance sheet of the Company as of June 30, 2022 included in the Company’s Form 10-Q filed on August 9, 2022.
B.Represents the estimated pro forma effect of the Company’s acquisition of Cedar, which is accounted for as an asset acquisition. The Company has initially allocated the purchase price of the acquired property to land, building and improvements, identifiable intangible assets, and other acquired assets and liabilities based on their estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases and the value of in-place leases. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results of the Cedar Portfolio, known trends and specific market and economic conditions that may affect the Cedar Portfolio. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including tenant improvements. Intangibles related to above/below market leases, and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

The following summarizes the consideration paid in conjunction with the acquisition of the Cedar Portfolio described above (in thousands).

Purchase consideration:
Cash merger consideration	$130,000
Capitalized acquisition costs	5,510
Total consideration, excluding noncontrolling interest	$135,510

C.Represents a $130.0 million variable rate debt financing agreement with KeyBank National Association with a maturity date of August 22, 2023, net of debt issuance costs of $3.8 million.

D.Represents the fair market value of the Cedar Preferred, assumed at the time of acquisition.

E.Cash and Cash equivalents consist of the following activity:

Acquired cash at Cedar	$11,004
Loan proceeds	130,000
Debt issuance costs payments	(3,807)
Cash merger consideration including payment of merger-related expenses	(135,510)
Total adjustments to cash and cash equivalents	$1,687

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2022
(In thousands, except share and per share data)

		Transaction Accounting Adjustments
	Wheeler REIT - Historical	Cedar Portfolio	Pro Forma Adjustments		Pro Forma Condensed Consolidated
	(A)	(B)	(C)
REVENUES:
Rental revenues	$30,656	$15,617	$2,293	(1)	$48,566
Other revenues	320	64	—		384
Total Revenues	30,976	15,681	2,293		48,950

OPERATING EXPENSES:
Property operations	9,982	6,684	—		16,666
Depreciation and amortization	7,241	—	6,497	(2)	13,738
Impairment of assets held for sale	760	—	—		760
Corporate general & administrative	2,937	—	—		2,937

Total Operating Expenses	20,920	6,684	6,497		34,101

Gain on sale of real estate	(15)	—	—		(15)

Operating Income (Loss)	10,041	8,997	(4,204)		14,834

Interest income	27	—	—		27
Interest expense	(12,129)	—	(5,089)	(3)	(17,218)
Net changes in fair value of derivative liabilities	(1,877)	—	—		(1,877)
Other income	—	—	—		—
Other expense	(691)	—	—		(691)

Net Income (Loss) Before Income Taxes	(4,629)	8,997	(9,293)		(4,925)

Income Tax Expense	—	—	—		—

Net Income (Loss) after Income Taxes	(4,629)	8,997	(9,293)		(4,925)
Less: Net income (loss) attributable to noncontrolling interests	3	5,376	—		5,379
Net Income (Loss) Attributable to Wheeler REIT	$(4,632)	$3,621	$(9,293)		$(10,304)

Net (loss) per share:
Basic and diluted	$(0.94)				$(1.52)

Weighted-average number of shares outstanding:
Basic and diluted	9,727,711				9,727,711
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2021
(In thousands, except share and per share data)

		Transaction Accounting Adjustments
	Wheeler REIT - Historical	Cedar Portfolio	Pro Forma Adjustments		Pro Forma Condensed Consolidated
	(D)	(E)	(C)
REVENUES:
Rental revenues	$60,368	$31,635	$5,781	(1)	$97,784
Other revenues	942	76	—		1,018
Total Revenues	61,310	31,711	5,781		98,802

OPERATING EXPENSES:
Property operations	19,618	12,495	—		32,113
Depreciation and amortization	14,797	—	14,658	(2)	29,455
Impairment of assets held for sale	2,300	—	—		2,300
Corporate general & administrative	7,140	—			7,140

Total Operating Expenses	43,855	12,495	14,658		71,008

Gain on sale of real estate	2,055	—	—		2,055

Operating Income (Loss)	19,510	19,216	(8,877)		29,849

Interest income	34	—	—		34
Interest expense	(33,028)	—	(10,240)	(3)	(43,268)
Net changes in fair value of derivative liabilities	3,768	—	—		3,768
Other income	552	—	—		552
Other expense	(185)	—	—		(185)

Net Income (Loss) Before Income Taxes	(9,349)	19,216	(19,117)		(9,250)

Income Tax Expense	(2)	—	—		(2)
Net Income (Loss) after Income Taxes	(9,351)	19,216	(19,117)		(9,252)

Less: Net income (loss) attributable to noncontrolling interests	92	10,752	—		10,844
Net Income (Loss) Attributable to Wheeler REIT	$(9,443)	$8,464	$(19,117)		$(20,096)

Net (loss) per share:
Basic and diluted	$(1.36)				$(2.46)

Weighted-average number of shares outstanding:
Basic and diluted	9,711,944				9,711,994
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Statements of Operations
A.     Reflects the unaudited consolidated statement of operations of the Company for the six months ended June 30, 2022 included in the Company's Form 10-Q filed on August 9, 2022, excluding discontinued operations.

B.    Amounts reflect the unaudited historical operations of the Cedar Portfolio for the six months ended June 30, 2022, unless otherwise noted.

C. Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1) Represents estimated straight-line rental revenue and amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2) Represents the estimated depreciation and amortization of the buildings and related improvements and in place leases resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 39 years and 15 years, respectively. The tenant improvements and in place leases are being amortized on a straight-line basis over the remaining terms of the related leases.

(3) Represents interest expense on $130.00 million in debt assumed at time of acquisition, as if the borrowing occurred on January 1, 2021, which accrues interest at a rate of 4.90% per annum on $130.00 million maturing August 22, 2023 and loan amortization expense on $3.8 million of debt issuance costs.

D. Reflects the consolidated statement of operations of the Company for the year ended December 31, 2021, included in the Company's Form 10-K filed on February 28, 2022.

E. Amounts reflect the historical operations of the Cedar Portfolio for the year ended December 31, 2021, unless otherwise noted.